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                                                                    EXHIBIT 10.2

                             SUBSCRIPTION AGREEMENT
                        UNIVERSAL TANNING VENTURES, INC.
          The Offer and Sale of up to 1,000,000 shares of common stock
                        Offering Price - $1.00 per share

            In order to purchase shares of common stock, $.0001 par value per share (the "Shares") of Universal Tanning Ventures, Inc., a Delaware corporation (the "Company"), as described in, and in accordance with, the Prospectus dated __________________, 2003 (the "Prospectus") accompanying this Subscription Agreement, a prospective investor must complete and sign this Subscription Agreement.

            1.      Number of Shares subscribed for: __________________________

            2. Payment tendered (number of Shares subscribed for multiplied by $1.00): $______.

            Fully executed Subscription Agreements and all payments can be made by check, bank draft, wire transfer or postal express money order payable to Universal Tanning Ventures, Inc., and forward to the Company at 4044 W. Lake Mary Boulevard, #104-347, Lake Mary, Florida 32746.

            In connection with the offer and sale of the Shares, the Company reserves the right, in its sole discretion, to reject any subscription in whole or in part for any reason whatsoever notwithstanding the tender of payment at any time prior to its acceptance of any subscriptions.

            This Subscription Agreement does not constitute an offer to sell or a solicitation of any offer to buy any Shares by anyone in any jurisdiction in which such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

            Other than in the State of Colorado, the shares have not been registered in any other state or foreign jurisdiction. The Company initially intends to sell the Shares in Colorado, pursuant to registration therein, and Georgia, pursuant to an exemption from registration.

            Purchaser hereby represents that they (i) have received and reviewed a copy of the Prospectus; (ii) have relied only on the information set forth in the Prospectus in making their investment decision to purchase Universal Tanning Ventures, Inc.'s Shares; (iii) have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment in Universal Tanning Ventures, Inc.; and (iv) are able to bear the economic risk to such investment.

EXECUTION


___________________________________          ___________________________________
Signature                                    Date

___________________________________          ___________________________________
Print Name of Purchaser                      Soc. Sec. or Tax ID No.

________________________________________________________________________________
Address & Telephone Number

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                                   ACCEPTANCE

            The subscription of __________________________ to purchase ________
shares in Universal Tanning Ventures, Inc. is hereby accepted this ____ day of _______________, 2003.



UNIVERSAL TANNING VENTURES, INC.


By: ____________________________________
            Glen Woods, President